Exhibit 99.1

345 Inverness Drive South Building C, Suite 310 Englewood, CO 80112	t 303-858-8358 f 303-858-8431 gevo.com

Gevo Reports Fourth Quarter 2024 Financial Results and Reaffirms Business Update

Gevo to Host Conference Call Today at 4:30 p.m. ET

ENGLEWOOD, Colo. – March 27, 2025 - Gevo, Inc. (NASDAQ: GEVO) (“Gevo”, the “Company”, “we”, “us” or “our”), a leading developer of cost effective, renewable hydrocarbon fuels and chemicals with reduced greenhouse gas emissions, today announced financial results for the fourth quarter and full year ended December 31, 2024, and reaffirmed the Business Update that was released on March 7, 2025 (the “Business Update”), which is available on our website at https://investors.gevo.com/news-releases/news-release-details/gevo-provides-business-update-1.

2024 Fourth Quarter Financial Highlights

•	Ended the fourth quarter with cash, cash equivalents and restricted cash of $259.0 million.
•	Combined operating revenue and investment income was $8.9 million and $32.7 million for the fourth quarter and full year 2024, respectively.
o	On a standalone basis, our RNG subsidiary generated revenue of $15.8 million during the year ended December 31, 2024. This reflects an increase of $0.3 million compared to the previous year, primarily due to higher sales of environmental attributes from our RNG project. We expect a lower CI score in anticipation of receiving the final pathway approval under the LCFS Program, which is anticipated in the first quarter of 2025.
•	Loss from operations of $19.6 million for the fourth quarter.
•	Non-GAAP adjusted EBITDA loss[1] of $11.3 million for the fourth quarter.
•	Sale of environment attributes net of $5.4 million for the fourth quarter.
•	RNG subsidiary generated a loss from operations of $3.5 million, and non-GAAP adjusted EBITDA profit[1] of $2.7 million for the fourth quarter.
•	Net loss per share of $.08 for the fourth quarter.

1Adjusted EBITDA is a non-GAAP measure calculated by adding back depreciation and amortization, allocated intercompany expenses for shared service functions, and non-cash stock-based compensation to GAAP loss from operations. A reconciliation of adjusted EBITDA to GAAP loss from operations is provided in the financial statement tables following this release. Adjusted EBITDA was referred to as “cash EBITDA” in previous periods.

2024 Fourth Quarter Financial Results

Operating revenue. During 2024, operating revenue decreased $0.3 million compared to the prior year, primarily due to lower sales of environmental attributes from our RNG project. This is due to a buildup of environmental attribute inventory in anticipation of receiving the final pathway approval under the LCFS Program, which we expect to result in a lower CI score. The approval is anticipated in the first quarter of 2025. During 2024, we sold 366,557 MMBtu of RNG from our RNG project, resulting in biogas commodity sales of $0.7 million and environmental attribute sales of $15.1 million. Additionally, we recognized $0.8 million of licensing and development revenue from the agreement with LG Chem as well as $0.3 million from the sale of isooctane and software services during 2024.

Cost of production. Cost of production remained consistent during 2024, compared to the prior year.

Depreciation and amortization. Depreciation and amortization, which includes depreciation and amortization which was allocated to inventory and is included in depreciation and amortization upon the sale of the associated inventory, decreased $0.7 million during 2024, compared to the prior year, primarily due to the timing of sales of environmental attribute inventory.

Research and development expense. Research and development expense decreased $1.1 million during 2024, compared to the prior year, primarily due to a reduction of consulting expenses and personnel related costs.

General and administrative expense. General and administrative expense increased $3.2 million during 2024 compared to the prior year, primarily due to increases in personnel costs related to the hiring of highly qualified and skilled professionals, and professional consulting fees, partially offset by a decrease in stock-based compensation.

Project development costs. Project development costs are related to our future Alcohol-to-Jet Projects and Verity and consist primarily of employee expenses, preliminary engineering costs, and technical consulting costs. Project development costs increased $3.4 million during 2024, compared to the prior year, primarily due to patent related costs, increases in personnel costs, and consulting fees.

Acquisition related costs. Certain acquisition costs incurred related to the Red Trail Purchase Agreement during the year ended December 31, 2024.

Facility idling costs. Facility idling costs are related to care and maintenance of our Luverne Facility. Facility idling costs decreased by $1.1 million during 2024, compared to the prior year.

Loss from operations. The Company’s loss from operations increased by $9.0 million during the year ended December 31, 2024, compared to the year ended December 31, 2023, primarily due to the increase in costs related to acquisitions, general and administrative expenses, and project development costs.

Interest expense. Interest expense increased by $1.7 million during 2024 compared to the prior year, primarily due to interest on the Remarketed Bonds.

Interest and investment income. Interest and investment income decreased $3.4 million during 2024, compared to the prior year, primarily due to the usage of cash for our capital projects and operating costs, resulting in a lower balance of cash equivalent investments during 2024.

Other income. Other income increased $1.6 million during 2024, compared to the prior year, primarily due to the termination of the expediting procurement agreement with a local utility which resulted in a one-time charge of $1.6 million in 2023.

Webcast and Conference Call Information

Hosting today’s conference call at 4:30 p.m. ET will be Dr. Patrick R. Gruber, Chief Executive Officer, L. Lynn Smull, Chief Financial Officer, Dr. Paul Bloom, Chief Business Officer and Dr. Eric Frey, Vice President of Corporate Development. They will review Gevo’s financial results and provide an update on recent corporate highlights.

To participate in the live call, please register through the following event weblink: https://register.vevent.com/register/BIfe02700a31384d12946e60bf35964cb8. After registering, participants will be provided with a dial-in number and pin.

To listen to the conference call (audio only), please register through the following event weblink: https://edge.media-server.com/mmc/p/h9wkbjf5.

A webcast replay will be available two hours after the conference call ends on March 27, 2025. The archived webcast will be available in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including SAF, motor fuels, chemicals, and other materials that provide U.S.-made solutions. By investing in the backbone of rural America, Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates one of the largest dairy-based RNG facilities in the United States, turning by-products into clean, reliable energy. We also operate an ethanol plant with an adjacent CCS facility, further solidifying America’s leadership in energy innovation. Additionally, Gevo owns the world’s first production facility for specialty ATJ fuels and chemicals. Gevo’s market-driven “pay for performance” approach regarding carbon and other sustainability attributes, helps ensure value is delivered to our local economy. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

Forward-Looking Statements

Certain statements in this press release and the Business Update may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, the financing and the timing of our NZ1 project, the agreement with LG Chem, the DOE loan guarantee process, the Red Trail Energy acquisition and timing of its closing, the successful integration of the CultivateAI acquisition, the success and revenue of Verity, the success of our ETO business, our financial condition, our results of operation and liquidity, our business plans, our business development activities, our Alcohol-to-Jet Projects, financial projections related to our business, our RNG project, our fuel sales agreements, our plans to develop our business, our ability to successfully develop, construct, and finance our operations and growth projects, our ability to achieve cash flow from our planned projects, the ability of our products to contribute to lower greenhouse gas emissions, particulate and sulfur pollution, and other statements that are not purely statements of historical fact. These forward-looking statements are made based on the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in our most recent Annual Report on Form 10-K and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Non-GAAP Financial Information

This press release contains a financial measure that does not comply with U.S. generally accepted accounting principles (“GAAP”), including non-GAAP adjusted EBITDA. Non-GAAP adjusted EBITDA excludes depreciation and amortization, allocated intercompany expenses for shared service functions, and non-cash stock-based compensation from GAAP loss from operations. Management believes this measure is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. This non-GAAP financial measure also facilitates management’s internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes this non-GAAP financial measure is useful to investors because it allows for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided below.

Gevo, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$189,389	$298,349
Restricted cash	1,489	77,248
Trade accounts receivable, net	2,411	2,623
Inventories	4,502	3,809
Prepaid expenses and other current assets	5,920	4,353
Total current assets	203,711	386,382
Property, plant and equipment, net	221,642	211,563
Restricted cash	68,155	—
Operating right-of-use assets	1,064	1,324
Finance right-of-use assets	1,877	210
Intangible assets, net	8,129	6,524
Goodwill	3,740	—
Deposits and other assets	75,623	44,319
Total assets	$583,941	$650,322
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$22,006	$22,752
Operating lease liabilities	333	532
Finance lease liabilities	2,001	45
Loans payable	21	130
2021 Bonds payable, net	—	67,967
Total current liabilities	24,361	91,426
Remarketed Bonds payable, net	67,109	—
Loans payable	—	21
Operating lease liabilities	966	1,299
Finance lease liabilities	187	187
Other long-term liabilities	1,830	—
Total liabilities	94,453	92,933
Commitments and Contingencies
Stockholders' Equity
Common stock, $0.01 par value per share; 500,000,000 shares authorized; 239,176,293 and 240,499,833 shares issued and outstanding at December 31, 2024, and December 31, 2023, respectively.	2,392	2,405
Additional paid-in capital	1,287,333	1,276,581
Accumulated deficit	(800,237)	(721,597)
Total stockholders' equity	489,488	557,389
Total liabilities and stockholders' equity	$583,941	$650,322

Gevo, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2024	2023
Total operating revenues	$16,915	$17,200
Operating expenses:
Cost of production	12,002	11,991
Depreciation and amortization	18,298	19,007
Research and development expense	5,576	6,637
General and administrative expense	45,798	42,628
Project development costs	18,166	14,732
Acquisition related costs	4,932	—
Facility idling costs	2,967	4,040
Total operating expenses	107,739	99,035
Loss from operations	(90,824)	(81,835)
Other income (expense)
Interest expense	(3,879)	(2,161)
Interest and investment income	15,740	19,090
Other income (expense), net	323	(1,309)
Total other income, net	12,184	15,620
Net loss	$(78,640)	$(66,215)
Net loss per share - basic and diluted	$(0.34)	$(0.28)
Weighted-average number of common shares outstanding - basic and diluted	231,674,716	238,687,621

Gevo, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

	Year Ended December 31,
	2024	2023
Net loss	$(78,640)	$(66,215)
Other comprehensive income:
Unrealized gain on available-for-sale securities	—	1,040
Comprehensive loss	$(78,640)	$(65,175)

Gevo, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(In thousands, except share amounts)

	For the Year Ended December 31, 2024 and 2023
	Common Stock			Accumulated Other	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Comprehensive Loss	Deficit	Equity
Balance, December 31, 2023	240,499,833	$2,405	$1,276,581	$—	$(721,597)	$557,389
Non-cash stock-based compensation	—	—	14,847	—	—	14,847
Stock-based awards and related share issuances, net	5,784,668	58	495	—	—	553
Repurchase of common stock	(7,190,006)	(72)	(4,638)	—	—	(4,710)
Issuance of common stock upon exercise of warrants	81,798	1	48	—	—	49
Net loss	—	—	—	—	(78,640)	(78,640)
Balance, December 31, 2024	239,176,293	$2,392	$1,287,333	$—	$(800,237)	$489,488

Balance, December 31, 2022	237,166,625	$2,372	$1,259,527	$(1,040)	$(655,382)	$605,477
Non-cash stock-based compensation	—	—	17,087	—	—	17,087
Stock-based awards and related share issuances, net	3,333,208	33	(33)	—	—	—
Other comprehensive income	—	—	—	1,040	—	1,040
Net loss	—	—	—	—	(66,215)	(66,215)
Balance, December 31, 2023	240,499,833	$2,405	$1,276,581	$—	$(721,597)	$557,389

Gevo, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2024	2023
Operating Activities
Net loss	$(78,640)	$(66,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	14,733	17,087
Depreciation and amortization	18,298	19,007
Amortization of marketable securities discount	—	(102)
Other noncash expense	2,497	908
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	417	(2,147)
Inventories	(706)	670
Prepaid expenses and other current assets, deposits and other assets	(19,050)	(25,620)
Accounts payable, accrued expenses and non-current liabilities	5,068	2,693
Net cash used in operating activities	(57,383)	(53,719)
Investing Activities
Acquisitions of property, plant and equipment	(51,085)	(54,455)
Proceeds from sale of investment tax credit	15,336	—
Payment of earnest money deposit	(10,000)	—
Acquisition of CultivateAI, net of cash acquired	(6,070)	—
Proceeds from maturity of marketable securities	—	168,550
Proceeds from sale of property, plant and equipment	—	34
Net cash (used in) provided by investing activities	(51,819)	114,129
Financing Activities
Proceeds from issuance of Remarketed Bonds	68,155	—
Extinguishment of 2021 Bonds, net	(68,155)	—
Payment of debt offering costs	(1,665)	—
Proceeds from the exercise of warrants	49	—
Payment of loans payable	(130)	(167)
Payment of finance lease liabilities	(906)	(22)
Repurchases of common stock	(4,710)	—
Net cash used in financing activities	(7,362)	(189)
Net (decrease) increase in cash and cash equivalents	(116,564)	60,221
Cash, cash equivalents and restricted cash at beginning of period	375,597	315,376
Cash, cash equivalents and restricted cash at end of period	$259,033	$375,597

Gevo, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP Adjusted EBITDA (Consolidated):
Loss from operations	$(19,646)	$(21,337)	$(90,824)	$(81,835)
Depreciation and amortization	6,076	4,684	18,298	19,007
Stock-based compensation	2,248	4,335	14,733	17,087
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$(11,322)	$(12,318)	$(57,793)	$(45,741)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP Adjusted EBITDA (Gevo NW Iowa RNG):
Loss from operations	$(3,497)	$(1,274)	$(8,760)	$(7,656)
Depreciation and amortization	5,233	1,606	8,580	6,705
Allocated intercompany expenses for shared service functions	890	890	3,561	3,561
Stock-based compensation	46	42	171	102
Non-GAAP adjusted EBITDA (Gevo NW Iowa RNG)	$2,672	$1,264	$3,552	$2,712

Media Contact

Heather Manuel

Vice President of Stakeholder Engagement & Partnerships

PR@gevo.com

Investor Contact

Eric Frey, PhD

Vice President of Corporate Development

IR@Gevo.com